UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 17, 2020
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5    Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(d)
On December 17, 2020, Fox Factory Holding Corp. (the “Company”) announced that, per the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors of the Company (the “Board”) voted to expand the size of the Board from seven directors to eight directors, effective January 2, 2021, and to elect Sidney Johnson as a Class II director of the Company to fill the newly created directorship, effective January 2, 2021. Mr. Johnson will serve as a director until the next election of Class II directors at the Corporation’s annual meeting of shareholders to be held in 2021 or Mr. Johnson’s earlier death, resignation, or removal. As of the date hereof, Mr. Johnson has not yet been designated as a member of any of the Board’s committees.

There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which he was selected as a director, and as of the date hereof, there are no transactions or proposed transactions between Mr. Johnson and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

As a non-employee director, Mr. Johnson will receive compensation in the same manner as the Company’s other non-employee directors, through the Non-employee Director Compensation Policy (the “Policy”), the terms of which the Company previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 26, 2020. The Policy provides that, if a non-employee director joins the Board on a day other than the date of the annual meeting of the shareholders of the Company, such non-employee director shall be entitled to receive a prorated award of restricted stock units. Thus, in connection with Mr. Johnson’s election as a non-employee director, pursuant to the Policy and under the Company's 2013 Omnibus Incentive Plan, as amended, the Board intends to grant $75,616 in restricted stock units to Mr. Johnson on January 2, 2021, which shall vest the day immediately prior to the Company’s annual meeting of shareholders to be held in 2021.

The Company also entered into an Indemnification Agreement with Mr. Johnson, the form of which is included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on October 31, 2018. The Indemnification Agreement requires that the Company, among other things, to indemnify Mr. Johnson against liabilities that may arise by reason of his status with the Company or service to the Company. The Indemnification Agreement also requires that the Company advance all expenses incurred by Mr. Johnson in investigating or defending any such action, suit, or proceeding. The foregoing discussion of the terms of the form of Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement.

Item 7.01    Regulation FD Disclosure

On December 18, 2020, the Company issued a press release announcing Mr. Johnson’s election to the Board, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained or incorporated in this Item 7.01 of this Current Report is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press Release by Fox Factory Holding Corp., dated December 18, 2020
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	December 18, 2020	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer